                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 CORCOM, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

                                 CORCOM, INC.
                            844 EAST ROCKLAND ROAD
                         LIBERTYVILLE, ILLINOIS 60048

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 22, 1997

To the Shareholders of
CORCOM, INC.

  You are hereby notified that the Annual Meeting of Shareholders of CORCOM, INC., will be held at the offices of said Company, 844 East Rockland Road, Libertyville, Illinois, on Thursday, May 22, 1997 at 10:00 a.m. for the following purposes:

    1. Electing a Board of Directors to serve until the next annual meeting of shareholders or until their respective successors shall have been elected and qualified;

    2. Considering and acting upon a proposal to approve the adoption of the Corcom 1997 Key Employees' Incentive Stock Option Plan; and

    3. Transacting such other business as may properly come before the meeting or any adjournment thereof.

  The close of business on April 11, 1997 has been fixed as the record date for determination of the shareholders entitled to notice of and to vote at said meeting.

  IF YOU DO NOT EXPECT TO BE PRESENT PERSONALLY AT THE MEETING, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                               By Order of the Board of Directors

                               WALTER ROTH,
                               Secretary

April 11, 1997

                                PROXY STATEMENT

                               ----------------

                                 CORCOM, INC.
                            844 EAST ROCKLAND ROAD
                         LIBERTYVILLE, ILLINOIS 60048

                               ----------------

  The enclosed proxy is solicited by the Board of Directors of Corcom, Inc. (the "Company") for the Company's annual meeting of shareholders to be held May 22, 1997. Each proxy received will be voted as directed. If no direction is indicated, the proxy will be voted FOR the election of the nominees named below as directors and FOR approval of the Corcom 1997 Key Employees' Incentive Stock Option Plan, in each case as described below. Any proxy may be revoked at any time prior to the voting thereof by notifying the Company, there being no formal procedure required.

  Only holders of the Company's 3,838,043 outstanding shares of common stock of record at the close of business on April 11, 1997 will be entitled to vote at the meeting. Each share is entitled to one vote on each matter to be voted upon except for election of directors. Holders of shares of common stock have cumulative voting rights for election of directors, which means that every shareholder has the right to vote, for the number of shares owned by him, for as many persons as there are directors to be elected, or to cumulate said shares, and give one candidate as many votes as the number of directors multiplied by the number of shares shall equal, or to distribute them on the same principle among as many candidates as he shall think fit. There are no conditions precedent to the exercise of cumulative voting rights.

  Abstentions will be treated as shares present and entitled to vote but as not voted for purposes of determining the approval of any matters submitted to the shareholders for a vote. Abstentions will have the same effect as negative votes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

  The approximate date on which this Proxy Statement and the form of proxy enclosed herewith are first to be sent or given to the Company's shareholders is intended to be April 21, 1997.

                             ELECTION OF DIRECTORS

  At the meeting a Board of seven directors is to be elected by plurality vote. All of the nominees named below except Bruce P. Anderson are presently directors of the Company. Carolyn A. Berry was elected a director by the Board of Directors in August, 1996 following the death of her husband, George B. Berry, who had been elected a director at last year's annual meeting of shareholders. David B. Pivan is not standing for reelection. Authority is solicited to vote the proxies cumulatively for a number of nominees less than seven to the end of securing the election of as many of them as possible if, in the discretion of the proxy holders, it becomes advisable to do so. If any vacancy in the list of nominees should occur for any reason (no reason being presently known), discretionary authority is solicited to vote for the election of other persons. The term of office of the directors to be elected will be until the next annual meeting of shareholders (presently expected to be held May 21, 1998) or until their respective successors shall have been elected and qualified, and the Company has no reason to believe that the nominees named will not be available for election as directors for their prescribed terms.

  The Company's by-laws provide that no nomination for director other than the nominees named below shall be accepted at the forthcoming annual meeting unless (i) the name of the person so proposed is contained in a written notice signed by a shareholder of the Company and delivered to the Secretary of the Company (Walter Roth, Secretary, c/o D'Ancona & Pflaum, Suite 2900, 30 North LaSalle Street, Chicago, IL 60602, fax number (312) 580-0923) at least ten days before the date of the meeting (i.e., no later than May 12, 1997), or
(ii) the person so nominated is a substitute for a bonafide nominee designated in accordance with the by-laws who since such designation has become unable to serve. The Board of Directors is not aware of any other persons intending to propose nominees for director.

  The following table sets forth information with respect to each nominee for director according to information furnished the Company by him:

       NAME, AGE AND POSITIONS                                    DIRECTOR OF
            PRESENTLY HELD              PRINCIPAL OCCUPATIONS       COMPANY
             WITH COMPANY              DURING PAST FIVE YEARS        SINCE
       -----------------------         ----------------------     -----------
 Bruce P. Anderson, 62............... President, Sumer,          Not presently
                                      Incorporated (electronic   a director
                                      component manufacturer's
                                      representative)
 Carolyn A. Berry, 62................ Private investor           1996
 Werner E. Neuman, 71................ President of the Company   1955
  President
 Herbert L. Roth, 73................. Self-employed as           1976(A)
  Chairman of audit committee;        financial consultant and
  member of executive                 general manager of
  compensation committee              several real estate
                                      partnerships
 James A. Steinback, 53.............. Chairman, President and    1991
  Member of audit committee           Treasurer of Magnecraft
                                      Electric Co., Inc.
                                      (manufacturer of
                                      electronic components)
 Gene F. Straube, 68................. President, Straube         1983
  Member of audit committee           Associates, Incorporated
                                      (electronics
                                      manufacturers'
                                      representative)
 Renato Tagiuri, 77.................. Professor Emeritus,        1986
  Chairman of executive compensation  Graduate School of
  committee                           Business Administration,
                                      Harvard University;
                                      consultant in management
                                      of human resources

--------
  (A) Also a director of the Company from 1956 to 1962.

  Herbert L. Roth is also a director of Shelby Williams Industries, Inc. There is no family relationship between any director or executive officer of the Company. Herbert L. Roth is the brother of Walter Roth, who is Secretary of the Company and a partner of the law firm of D'Ancona & Pflaum. During the last fiscal year the Company retained D'Ancona & Pflaum as legal counsel, and such retainer is continuing during the current fiscal year.

  The Company had in effect a Directors' Stock Option Plan (the "1991 Directors' Plan") which provided that on March 15 of each of the years 1991, 1992 and 1993 each director of the Company who was not a full-time employee of the Company received an option for 6,000 shares of the Company's common stock with an exercise price of 100% of fair market value on the applicable date of grant. A plan (the "1994 Directors' Plan"), approved in 1994, provided for similar options in 1994, 1995 and 1996. The following table furnishes information with respect to option grants and option exercises under the 1991 and 1994 Directors' Plans for the period from January 1, 1996 through December 31, 1996 for all eligible directors as a group. (Five of the current seven directors (including David B. Pivan, who is not a candidate for reelection as a director) received options in 1996. Mr. Neuman was not eligible to receive an option because he is a full-time employee of the Company and George B. Berry voted against the 1994 Directors' Plan and declined the option grants in 1994, 1995 and 1996.) Options under the plans become fully exercisable six months after date of grant and expire five years from date of grant subject to earlier termination in certain circumstances in the event of termination as a director.

                                                                    ALL ELIGIBLE
                                                                     DIRECTORS
                                                                     AS A GROUP
                                                                    ------------
   Options granted:
     Number of Options.............................................    30,000
     Average per share exercise price..............................    $ 7.00
   Options exercised:
     Number of Options.............................................    42,000
     Average per share exercise price..............................    $ 1.59

  The Company pays each director who is not an employee of the Company the sum of $500 plus expenses for each Board meeting physically attended, plus an annual retainer of $5,000 payable in equal quarterly installments. Commencing with the first meeting of the newly elected Board of Directors following the annual meeting of shareholders, these sums will increase to $1,000 and $6,000, respectively.

                         BOARD MEETINGS AND COMMITTEES

  The Company has an audit committee and an executive compensation committee. The Company does not have a nominating committee. The Board of Directors held four meetings during 1996. The audit committee and the executive compensation committee did not meet separately during 1996 and conducted their business as part of the meetings of the Board of Directors. No incumbent director except Carolyn A. Berry attended fewer than 75% of the Board meetings of which he or she was a member. (Ms. Berry, who was elected a director in August, 1996, missed only one meeting in 1996 following her election.)

  The function of the audit committee is to review with the auditors for the Company the scope and adequacy of the audit of the Company's accounts to be made by the auditors and the accounting practices, procedures and policies of the Company. The function of the executive compensation committee is to examine and make recommendations to the Board as to the compensation to be paid to the executives of the Company and to exercise the duties of the committees under the Company's Key Employees' Incentive Stock Option Plans and Directors' Stock Option Plans.

                        BENEFICIAL OWNERSHIP OF SHARES

  The following information is furnished as of March 15, 1997 (except as otherwise indicated) to indicate beneficial ownership of the Company's common stock by each director and nominee, by certain executive officers of the Company, by all directors and executive officers as a group, and by each person known to the Company to be the beneficial owner of more than 5% of the Company's outstanding common stock. Such information has been furnished to the Company by the indicated owners. Unless otherwise indicated, beneficial ownership is direct.

   NAME (AND ADDRESS IF MORE THAN 5%) OF      AMOUNT BENEFICIALLY
   BENEFICIAL OWNER                                  OWNED          PERCENT
   -------------------------------------      ------------------- ------------
   Directors and nominees:
     Bruce P. Anderson......................            None               --
     Carolyn A. Berry.......................         583,000(A)           15.2
      Omicron Capital Partners ("Omicron")
      980 Ikena Circle
      Honolulu, HI 96821
     Werner E. Neuman.......................         966,899(B)           24.9
      c/o Corcom, Inc.
      844 East Rockland Road
      Libertyville, IL 60048
     David B. Pivan.........................          89,000(C)            2.3
     Herbert L. Roth........................          35,500(C)   Less than 1%
     James A. Steinback.....................         364,500(D)            9.5
      MSD Inc.
      211 Waukegan Road
      Northfield, IL 60093
     Gene F. Straube........................          70,804(E)            1.8
     Renato Tagiuri.........................          55,750(F)            1.4
   Additional executive officers:
     Thomas J. Buns.........................          48,000(G)            1.2
     Michael P. Raleigh.....................          11,310(H)   Less than 1%
     Fernando A. Pena.......................          16,000(I)   Less than 1%
   All directors and executive officers as a
    group...................................       2,240,763(J)           55.7
   Additional 5% owners:
     Dimensional Fund Advisors, Inc. ("Di-
      mensional")...........................       199,800(K)              5.2
      1299 Ocean Avenue
      Santa Monica, CA 90401
     FMR Corp...............................       272,600(L)              7.1
      82 Devonshire Street
      Boston, MA 02109

--------
(A) Shares are owned by Omicron, a general partnership whose partners are Carolyn A. Berry individually and as personal representative of the estate of George B. Berry.
(B) Includes 42,000 stock options deemed exercised solely for purposes of showing total shares owned by Mr. Neuman. Also includes 33 shares owned by Mr. Neuman's spouse, as to which he disclaims beneficial ownership.
(C) Includes 12,000 stock options deemed exercised solely for purposes of showing total shares owned by such person.
(D) Consists of 358,500 shares owned by a corporation of which Mr. Steinback is the controlling stockholder, and 6,000 stock options deemed exercised solely for purposes of showing total shares owned by Mr. Steinback.
(E) Consists of 16,100 shares owned by Mr. Straube, 30,704 shares owned by Straube Associates, Incorporated, of which Mr. Straube is president, a director and majority shareholder, and 24,000 stock options deemed exercised solely for purposes of showing total shares owned by Mr. Straube. Does not include shares held by Straube Associates Profit Sharing Plan.
(F) Includes 24,000 stock options deemed exercised solely for purposes of showing total shares owned by Mr. Tagiuri.
(G) Includes 40,000 stock options deemed exercised solely for purposes of showing total shares owned by Mr. Buns.
(H) Includes 9,000 stock options deemed exercised solely for purposes of showing total shares owned by Mr. Raleigh.
(I) Consists of 16,000 stock options deemed exercised solely for purposes of showing total shares owned by Mr. Pena. Mr. Pena became an executive officer of the Company on January 1, 1997.
(J) Includes 185,000 stock options deemed exercised solely for purposes of showing total shares owned by such group.
(K) The Company has been advised by communication from Dimensional dated February 7, 1997, as follows: The above holding was as of December 31, 1996 and Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 199,800 shares, all of which are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.
(L) Schedule 13G shows no voting power and sole power to dispose or direct the disposition of 272,600 shares at December 31, 1996; and that Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. and an investment adviser, is the beneficial owner of 272,600 shares as a result of acting as investment adviser to various investment companies.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The Company is advised, based on a review of forms submitted to it, that Mr. Steinback filed a single late report during 1996 under Section 16(a) of the Securities Exchange Act of 1934 covering the late reporting of five transactions.

                            EXECUTIVE COMPENSATION

  There is shown below certain information concerning the compensation of each executive officer of the Company whose total annual salary and bonus exceeded $100,000 for 1996.

                          SUMMARY COMPENSATION TABLE

                                                       LONG TERM
                                                     COMPENSATION
                                                 ---------------------
                                    ANNUAL
                                 COMPENSATION
                              ------------------   AWARDS-SECURITIES    ALL OTHER
NAME AND PRINCIPAL                                                     COMPENSATION
POSITION                 YEAR SALARY($) BONUS($) UNDERLYING OPTIONS(#)    ($)(1)
------------------       ---- --------- -------- --------------------- ------------
Werner E. Numan......... 1996  220,000  170,924            -0-            8,341
 President               1995  212,000  155,000         10,000            8,098
                         1994  206,000   71,465         20,000            5,341
Thomas J. Buns.......... 1996  110,000   88,160            -0-            7,630
 Vice President and
  Treasurer              1995  106,000   77,500         10,000            7,021
                         1994  103,000   35,733         20,000            6,418
Michael P. Raleigh...... 1996   90,000   65,916            -0-            3,855
 Vice President of Engi-
  neering and Quality    1995   80,000   22,422          5,000            1,209
 Assurance(2)

--------
(1) Consists of Company's "matching" contributions under its 401(k) plan; payments under the Company's medical reimbursement plan, which covers all officers of the Company who are employees and provides certain medical benefits not to exceed $5,000 for any one participant (and his family) in any fiscal year; and Company payments for $100,000 term life insurance for officers (such officers have no interest in any cash surrender value under such policies). Such payments were as follows for the years 1996, 1995 and 1994: 401(k) plan: Neuman: $2,375, $2,310 and $2,310; Buns: $2,344, $1,770
    and $1,208; and Raleigh (for 1996 and 1995): $1,686 and $1,209. Medical
    plan: Neuman: $4,176, $4,185 and $1,570; Buns: $5,000, $5,000 and $5,000;
    and Raleigh (for 1996 and 1995): $2,169 and -0-. Insurance: Neuman:
    $1,790, $1,603 and $1,461; Buns: $286, $251 and $210; and Raleigh (for
    1996 and 1995): -0- and -0-. The aggregate amount of any perquisites or other personal benefits was less than 10% of the total of annual salary and bonus and is not included in the above table.
(2) Mr. Raleigh became an executive officer upon his election to this position in August, 1995. Prior to such election he was the Company's Vice President of Engineering.

  The Company has adopted an executive profit sharing bonus plan for 1997 based upon meeting certain goals for pre-tax, pre-bonus earnings for 1997. If goals are met, certain percentages of earnings will be allocated to a bonus pool to be split by the executives in proportion to their individual salaries. Similar plans were in effect for 1996, 1995 and 1994. Bonuses earned under such plans are set forth in the above table.

  Mr. Neuman has an agreement with the Company for his employment as President at a minimum compensation of $150,000 per annum for a term to continue in effect until terminated by either party on specified prior written notice. In the event of the death of Mr. Neuman while in the employ of the Company, the Company shall pay an amount equal to twice the annual basic compensation in effect at the time of death to Mr. Neuman's wife, children or estate. Such amount shall be paid in equal monthly installments over 24 months following the month of death. Upon a termination of Mr. Neuman's employment for any reason, other than death, subsequent to a change in control (as defined), Mr. Neuman shall be entitled to all amounts then due to him under the agreement and to a lump sum termination payment equal to 250% of the average of his annual minimum and bonus compensation for services during the three years preceding such termination of employment. Upon written notice by Mr. Neuman to the Company that a change in control is intended or contemplated or shall occur in the future, the Company will be obligated to place in escrow the amounts necessary to fund the amounts due to Mr. Neuman as described in the preceding sentence.

  Mr. Buns has an agreement with the Company for his employment at a minimum basic compensation of $80,000 per annum. The agreement may be terminated by either party on six months prior written notice. Upon a termination of employment for any reason by the Company, other than cause (as defined), or death, subsequent to a change in control (as defined), Mr. Buns shall be entitled to all amounts then due him and to a lump sum termination payment equal to 100% of the average of his annual minimum and bonus compensation for services during the year preceding such termination.

                            EMPLOYEE STOCK OPTIONS

  The Company has stock option plans under which stock options are granted to key employees. All options are incentive stock options and are granted at 100% of fair market value at time of grant, except that options to Werner E. Neuman are granted at 110% of fair market value at time of grant. All options become exercisable 40% after one year, 60% after two years, 80% after three years and 100% after four years after date of grant, and expire five years after date of grant.

  No individual grants of stock options were made during the last completed fiscal year to any of the executive officers named in the summary compensation table.

  Shown below is information with respect to exercises of stock options during the last completed fiscal year by the executive officers named in the summary compensation table and the fiscal year-end value of unexercised options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FY-END OPTION VALUES

                          SHARES
                         ACQUIRED              NUMBER OF SHARES      VALUE OF UNEXERCISED IN-
                            ON     VALUE    UNDERLYING UNEXERCISED   THE-MONEY OPTIONS AT FY-
                         EXERCISE REALIZED   OPTIONS AT FY-END (#)            END ($)
NAME                       (#)      ($)    EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
------------------------ -------- -------- ------------------------- -------------------------
Werner E. Neuman........  15,000   88,125         42,000/8,000             315,000/60,000
Thomas J. Buns..........   2,000   11,750        40,000/14,000            300,000/105,000
Michael P. Raleigh......     -0-      -0-          9,000/4,000              67,500/30,000

                  REPORT OF EXECUTIVE COMPENSATION COMMITTEE
                            AND BOARD OF DIRECTORS

  This report of the executive compensation committee and Board of Directors shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy incorporates the following themes:

    1. Compensation programs should support the short- and long-term strategic goals and objectives of the Company.

    2. Compensation programs are critical in attracting and retaining well qualified executives and other employees.

    3. Compensation should be based on individual contribution; however, amounts earned by executives in variable compensation programs should be dictated by how the Company performs.

    4. Compensation should be competitive with amounts paid for employees of comparable qualifications, experience, and responsibilities at similar businesses.

  The executive compensation committee utilizes an independent outside consultant to monitor several salary surveys of businesses of similar size and type as the Company to ensure that salaries remain competitive. The exact names of businesses included in these surveys are not known to the Company, so it is not possible to tell if they are the same group as those included in the NASDAQ Electronic Components Stock Index group shown in the graph below.

  The Company has a simple compensation program that consists of salary and performance bonus components and employee stock options. The salary portion of the compensation program is established based on the philosophy outlined above. The performance bonus component is tied to certain pre-tax and pre-bonus earnings objectives.

  The executive compensation committee reviews and approves recommendations concerning the compensation of the President of the Company. The full Board of Directors reviews the Company's operating profit target levels and the bonus component of the compensation of the Company officers other than the President of the Company.

  The executive compensation committee determines the granting of options under the Company's employee stock option plans. These plans provide additional incentives to maximize shareholder value. The plans also utilize vesting periods to encourage recipients of options to continue in the employ of the Company. The Company grants stock options to its executive officers and to a number of additional key employees.

      EXECUTIVE COMPENSATION
      COMMITTEE                 BOARD OF DIRECTORS
      ----------------------    ------------------
      Renato Tagiuri, Chairman  Carolyn A. Berry
      David B. Pivan            Werner E. Neuman
      Herbert L. Roth           David B. Pivan
                                Herbert L. Roth
                                James A. Steinback
                                Gene F. Straube
                                Renato Tagiuri

                         PROPOSAL TO APPROVE 1997 KEY
                    EMPLOYEES' INCENTIVE STOCK OPTION PLAN

  It is proposed that the shareholders approve the Company's 1997 Key Employees' Incentive Stock Option Plan (the "1997 Option Plan"). The 1997 Option Plan was adopted by the Company's Board of Directors in March, 1997, subject to approval by the shareholders. The purpose of the 1997 Option Plan is to assist the Company to retain and develop strong management by providing a means whereby officers and other key management employees of the Company and its subsidiaries will be given an opportunity to purchase the stock of the Company.

  As of March 15, 1997, options under prior employee option plans to purchase 145,800 shares of the Company's common stock were outstanding and no shares were available for future option grants to employees under these plans.

  On April 11, 1997, the high and low sale prices of the Company's common stock on the Nasdaq National Market tier of The Nasdaq Stock Market were $7.75 and $7.00, respectively.

DESCRIPTION OF THE 1997 OPTION PLAN

  The 1997 Option Plan provides for the granting of options on up to 170,000 shares of the Company's common stock, no par value. If options terminate without having been exercised, the shares not purchased under such options are available for future option grants. It is intended that options granted under the 1997 Option Plan qualify as "incentive stock options" pursuant to Section 422 of the Internal Revenue Code. Options may be granted only to salaried officers and other salaried key management employees of the Company or of its subsidiaries. A person otherwise eligible shall not be eligible for an option at any time when he owns stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or a subsidiary of the Company unless the purchase price under an option granted to such person shall be not less than 110% of the fair market value of the stock subject to such option on the date of grant and the option is not exercisable after five years from the date granted. Werner E. Neuman is the only employee known to the Company to own more than 10% of the Company's stock.

  The 1997 Option Plan provides that the aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000.

  The 1997 Option Plan provides that the purchase price under each option shall be not less than 100% of the fair market value of the stock subject to the option on the date of grant. The 1997 Option Plan provides that the maximum term of any option shall be ten years from the date of grant and that (except in the event of death) no option shall be exercisable within the first six months following the date of grant. The 1997 Option Plan provides that the purchase price shall be payable in full in cash on exercise, provided that in lieu of cash an option holder may make payment in whole or in part by tendering to the Company shares of common stock of the Company held for at least six months and valued at fair market value.

  The 1997 Option Plan will be administered by the executive compensation committee of the Board of Directors of the Company (the "Committee"). The Committee is composed of such members of the Company's

Board of Directors (not less than two) as are appointed from time to time by the Board. Members serve at the pleasure of the Board. No member shall be appointed who does not qualify as a non-employee director as defined by SEC Rule 16b-3. The Committee determines which key employees should be granted options, the number of shares covered by the option and the terms of the option. At March 15, 1997 no options had been granted under the 1997 Option Plan and approximately ten key employees (including all executive officers of the Company) were eligible to be considered for options.

  The Board of Directors may at any time amend or discontinue the 1997 Option Plan, provided that no Board action may, without shareholder approval, increase the number of shares reserved for options under the 1997 Option Plan (except to adjust for stock splits, etc.) or reduce the option price below 100% of fair market value at the time of grant. Rights and obligations under any option which has been granted may not be altered or impaired without the consent of the optionee. No options may be granted under the 1997 Option Plan on and after March 1, 2007.

FEDERAL TAX CONSEQUENCES

  If the holder of an incentive stock option does not make a disqualifying disposition of stock acquired on exercise of such option, no income for federal income tax purposes will result to such optionee upon the granting or exercise of the option (except that the amount by which the fair market value of the stock at time of exercise exceeds the option price may be subject to the alternative minimum tax), and in the event of any sale thereafter any amount realized in excess of his cost will be taxed as long-term capital gain and any loss sustained will be long-term capital loss. In such case, the Company will not be entitled to a deduction for federal income tax purposes in connection with the issuance or exercise of the option. A disqualifying disposition will occur if the optionee makes a disposition of such shares within two years from the date of the granting of the option or within one year after the transfer of such shares to him. If a disqualifying disposition is made, the difference between the option price and the lesser of (i) the fair market value of the stock at the time the option is exercised or (ii) the amount realized upon disposition of the stock will be treated as ordinary income to the optionee at the time of disposition and will be allowed as a deduction to the Company. A portion of the excess of the deduction allowed the Company over the value of the option when issued may be subject to the alternative minimum tax imposed upon corporations.

  An exchange of common stock in payment of the option price in the case of an incentive stock option, if the exchange is not a disqualifying disposition of the stock exchanged, is considered to be tax-free. Under proposed regulations, a number of shares received upon exercise equal to the number of shares exchanged will have a basis equal to the basis of the shares exchanged, and the remaining shares received will have a zero basis.

  An exchange of statutory option stock to acquire other stock on exercise of an incentive stock option is a taxable recognition transaction with respect to the stock disposed of if the minimum statutory holding period for such statutory option stock has not been met. Statutory option stock includes stock acquired through exercise of a qualified stock option, an incentive stock option, a restricted stock option or an option granted under an employee stock purchase plan. If there is such a premature disposition, ordinary income is attributed to the optionee (and will be deductible by the Company) to the extent of his "bargain" purchase on acquisition of the surrendered stock; and the post-acquisition appreciation in value of such stock is taxed to him as a short-term gain if held for less than the applicable holding period for long-term capital gain, and long-term capital gain if held for such applicable holding period, and will not be deductible by the Company.

  The described tax consequences are based on current laws, regulations and interpretations thereof, all of which are subject to change. In addition, the discussion is limited to federal income taxes and does not attempt to describe state and local tax effects which may accrue to participants or the Company.

VOTE REQUIRED FOR APPROVAL; BOARD OF DIRECTORS RECOMMENDATION

  The vote for approval of the 1997 Option Plan is an affirmative vote by shareholders of the Company holding a majority of the Company's common stock.

  The Board of Directors unanimously recommends a vote FOR approval of the 1997 Option Plan.

                               PERFORMANCE GRAPH

  The performance graph below shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The graph below compares cumulative total return on the Company's common stock, for the five-year period shown, compared with the Standard & Poor's 500 Index and the NASDAQ Electronic Components Stock Index (fiscal years ending December 31), assuming $100 invested on January 1, 1992 in the Company's common stock and in each index and assuming reinvestment of dividends.

                                     LOGO

                                                   1991 1992 1993 1994 1995 1996
                                                   ---- ---- ---- ---- ---- ----
S&P 500 Index..................................... $100 $108 $118 $120 $165 $203
Corcom, Inc. ..................................... $100 $106 $188 $275 $675 $788
Nasdaq Electronic Components Stock Index.......... $100 $156 $215 $237 $393 $679

                      TRANSACTIONS INVOLVING THE COMPANY

  Gene F. Straube, a director of the Company, is president, a director and majority shareholder of Straube Associates, Incorporated ("Associates") and Straube Associates Mountain States, Incorporated ("Mountain"), sales representatives of the Company. Commissions received by Associates and Mountain from the Company for 1996 were approximately $219,700 and $54,600, respectively, and it is anticipated that the sales representation will continue during 1997. Associates and Mountain are compensated on the same basis as other representatives of the Company. The Company is advised by Associates and Mountain that commissions received by Associates and Mountain from the Company during their last fiscal years were in excess of 5% of their consolidated gross revenues for their last full fiscal years, and that such commissions during their current fiscal years are also expected to exceed 5% of their consolidated gross revenues for their last full fiscal years.

                 INFORMATION REGARDING INDEPENDENT ACCOUNTANTS

  Coopers & Lybrand L.L.P. served as independent public accountants for the fiscal year ended December 31, 1996. One or more representatives of Coopers & Lybrand L.L.P. are expected to be present at the annual meeting and to be available to respond to any questions raised at the meeting and make any comments they deem appropriate.

  The Board of Directors has not yet selected independent public accountants for 1997. The audit committee of the Board is expected to review the matter and to make a recommendation for the full Board's consideration.

                           PROPOSALS OF SHAREHOLDERS

  Proposals of shareholders intended to be presented at the next annual meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to the meeting not later than December 12, 1997.

                                    GENERAL

  The Company will bear the cost of solicitation of proxies. In addition to being solicited by mail, proxies may be solicited personally or by telephone or telegraph. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to principals in obtaining their proxies.

  THE COMPANY WILL PROVIDE WITHOUT CHARGE (EXCEPT FOR EXHIBITS) TO ANY RECORD OR BENEFICIAL OWNER OF ITS SECURITIES, ON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. EXHIBITS TO SAID REPORT WILL BE PROVIDED UPON PAYMENT OF FEES LIMITED TO THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBITS. WRITTEN REQUESTS SHOULD BE DIRECTED TO CORCOM, INC., DEPARTMENT 10-K, 844 EAST ROCKLAND ROAD, LIBERTYVILLE, ILLINOIS 60048.

  The Board of Directors is not aware of any matter which is to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of the shareholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in respect of any such other matter in accordance with their best judgment in the interest of the Company.

                                          WALTER ROTH
                                          Secretary

Dated: April 11, 1997

--------------------------------------------------------------------------------

                                  CORCOM, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 22, 1997

  The undersigned shareholder of CORCOM, INC. hereby appoints WERNER E. NEUMAN, HERBERT L. ROTH and GENE F. STRAUBE, each with full power of substitution, as attorneys and proxies to vote all of the shares of stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said Company to be held on Thursday, May 22, 1997 at 10:00 a.m. at the offices of the Company, 844 East Rockland Road, Libertyville, Illinois, or at any adjournments thereof, with all powers the undersigned would possess if personally present, as indicated below, and for the transaction of such other business as may properly come before said meeting or any adjournment thereof, all as set forth in the April 11, 1997 Proxy Statement for said meeting.

  A majority of the members of said Proxy Committee who shall be present in person or by substitute at said meeting, or in case but one shall be present then that one, shall have and exercise all powers of said Proxy Committee.

  THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NO DIRECTION IS INDICATED WILL BE VOTED FOR PROPOSAL (1) AND (2) DESCRIBED HEREIN. ON OTHER MATTERS THAT MAY COME BEFORE SAID MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE ABOVE-NAMED PERSONS.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
                                                                 -------------
                                                                  SEE REVERSE
                                                                      SIDE
                                                                 -------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1. Election of Directors

      FOR ALL        WITHHELD
     NOMINEES        FROM ALL
(EXCEPT AS MARKED)   NOMINEES
        [_]            [_]

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on line below:

--------------------------------------------------------------------------------

NOMINEES: Bruce P. Anderson, Carolyn A. Berry, Werner E. Neuman, Herbert L.
          Roth, James A. Steinback, Gene F. Straube, Renato Tagiuri. (Discretionary authority is granted to cumulate votes for a lesser number of persons than the number of nominees named above.)

2. Approving the 1997 Key Employees' Incentive Stock Option Plan

     FOR  AGAINST  ABSTAIN
     [_]    [_]      [_]

SIGNATURE(S): _______________________________________________ DATE: ____________

Note: Please sign exactly as your name or names appear above. If the stock is registered in the name of more than one person, the proxy should be signed by all named holders. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
--------------------------------------------------------------------------------

             CORCOM 1997 KEY EMPLOYEES' INCENTIVE STOCK OPTION PLAN
             ------------------------------------------------------


1.   Purpose.

     The purpose of this stock option plan ("the Plan") is to assist CORCOM, INC. ("Corcom") in retaining and developing strong management by providing a means whereby officers and other key management employees of Corcom and of its subsidiaries will be given an opportunity to purchase the stock of Corcom. The word "subsidiary," as used herein, means any corporation in which Corcom owns, directly or indirectly, stock possessing 50 percent or more of the total combined voting power of all classes of stock.

2.   Administration.

     This Plan shall be administered by the Executive Compensation Committee of the Board of Directors of Corcom (the "Committee"), which shall be composed of such members (not less than two) as shall be appointed from time to time by the Board. No member of the Committee shall be appointed who does not qualify as a non-employee director, as defined by SEC Rule 16b-3. Subject to the provisions of this Plan, the Committee shall have the exclusive power to:

          (a) Determine from time to time which of the eligible persons shall be granted Options under the Plan, and the time or times when, and the number of shares for which, an Option or Options shall be granted to each;

          (b) Construe and interpret the Plan and Options, granted under it, and establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, or in any option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

          (c) Prescribe the terms and provisions of each Option granted (which need not be identical); and

          (d) Determine all questions of policy and expediency that may arise in the administration of the Plan, and generally, exercise such powers and perform such acts as are deemed necessary or expedient to promote the best interests of Corcom.

Decisions and determinations by the Committee shall be final and binding upon all parties, including Corcom, its shareholders, participants and other employees.

3.   Shares Subject to the Plan.

     Subject to the provisions of paragraph 10 (relating to the adjustment upon changes in stock), the stock that may be sold pursuant to Options granted under the Plan shall not exceed in the aggregate 170,000 shares of Corcom's authorized, no par value Common Stock, and may be unissued shares, reacquired shares or shares bought on the market for the purposes of the Plan. If any Options granted under the Plan shall for any reason terminate or expire or be surrendered without having been exercised in full, the stock not purchased under such Options shall be available again for the purposes of the Plan.

4.   Eligibility.

     Options may be granted only to salaried officers and other salaried key management employees of Corcom or of its subsidiaries (whether or not directors of Corcom or any subsidiary). A director of Corcom shall not be eligible for the benefits of the Plan unless he also is a salaried officer or other salaried key management employee of Corcom or of a subsidiary. A person otherwise eligible nevertheless shall not be eligible for an Option under the Plan at any time when he owns stock possessing more than ten percent of the total combined voting power or value of all classes of stock of Corcom or of a subsidiary of Corcom, unless, anything herein to the contrary notwithstanding, the purchase price under an Option granted to such person shall not be less than 110% of the fair market value of the stock subject to such an Option on the date the Option is granted, and the Option by its terms is not exercisable after five years from the date granted.

     A person otherwise eligible shall not be granted an incentive stock option under this Plan or any other such plans of Corcom or its subsidiaries, during any one calendar year if the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by any person during any calendar year (under all plans of Corcom and its parent and subsidiary corporations) shall exceed $100,000.

5.   Terms of Option Agreements.

     Each option agreement shall be in such form and shall contain such provisions as the Committee from time to time shall deem appropriate. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

          (a) The purchase price under each Option shall not be less than 100% of the fair market value of the stock subject to the Option on the date the Option is granted.

          (b) The purchase price shall be payable in full in cash upon exercise of the Option; provided, however, that in lieu of cash an option holder may make payment in whole or in part by tendering to Corcom shares of Common stock of Corcom held for at least six months and valued at fair market value.

          (c) The maximum term of any Option shall be ten years from the date it was granted.

          (d) No Option shall be exercisable within the first six months following its grant; provided, however, that this limitation shall not apply in the event of the death of the option holder; provided, further, that in no event shall any Option be exercisable prior to the approval of this Plan by the holders of a majority of the shares of Corcom's Common Stock at its next annual shareholders' meeting.

          (e) An Option shall not be transferable except by will or by the laws of descent and distribution, and during the lifetime of the person to whom the Option is granted he alone may exercise it.

          (f) An Option shall terminate and may not be exercised if the person to whom it is granted ceases to be employed by Corcom, or by a subsidiary of Corcom, except that, subject to the limitation hereafter stated in this subparagraph (e), (i) if his employment is terminated by any reason other than his death or conduct which in the judgment of the Committee involves dishonesty or action by him which is detrimental to the best interest of Corcom, he may at any time within three months after termination of his employment exercise his Option but only to the extent that it was exercisable by him on the date of termination of his employment; and (ii) if he dies while in the employ of Corcom or of a subsidiary, or within three months after termination of his employment, his Option may be exercised at any time within 18 months following his death by the person or persons to whom his rights under the Option shall pass by will or by the laws of descent or distribution, but only to the extent that such Option was exercisable by him on the date of termination of his employment. The limitation mentioned above is that an Option may not be exercised to any extent by anyone after the expiration of its term.

          (g) Neither a person to whom an Option is granted, nor his legal representative, heir, legates, or distributee, shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until he has received a certificate or certificates therefor.

          (h) The minimum number of shares with respect to which an Option may be exercised in part at any time is 100.

6.   Restrictions on Shares.

     As a condition to exercise of any Option, the option holder shall represent, warrant and agree with Corcom as follows:

          (a) He is purchasing the shares with respect to which such Option is being exercised for his own account for investment and not with any present intention to resell or distribute the same.

          (b) He has been advised that the issuance of said shares to him has not been registered under the Securities Act of 1933, as amended (the "Act"), and that said shares must be held by him indefinitely unless (i) distribution of said shares has been registered under the Act, (ii) a sale of said shares is made in conformity with the provisions of SEC Rule 144 or
     (iii) in the opinion of counsel acceptable to Corcom some other exemption from registration is available.

          (c) He will not make any sale, transfer or other disposition of said shares except in compliance with the Act and the Rules and Regulations thereunder. He is familiar with all of the provisions of Rule 144, including (without limitation) the holding period thereunder.

          (d) He understands that Corcom is under no obligation to him to register the sale, transfer or other disposition of said shares by him or on his behalf or to take any other action necessary in order to make compliance with an exemption from registration available. In particular (but without limitation), Corcom is under no obligation to him to make available adequate current public information to enable him to utilize Rule 144.

          (e) He understands that stop transfer instructions will be given Corcom's transfer agent with respect to said shares and that there will be placed on the certificates for said shares a legend stating in substance:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be sold, pledged or otherwise transferred except pursuant to an effective registration statement under said Act, SEC Rule 144 or an opinion of counsel acceptable to Corcom that some other exemption from registration is available."

     If Corcom should elect in the future to register under the Act shares issuable under this Plan, the Committee may modify or eliminate each of the foregoing representations and warranties as the Committee may deem appropriate.

     If at any time Corcom shall be advised by counsel that certain requirements under the federal or state securities laws must be met before shares may be issued under the Plan, Corcom shall notify option holders thereof and Corcom shall have no liability for failure to issue shares upon any exercise of Options because of a delay pending the meeting of any such requirements.

7.   Use of Proceeds from Stock.

     Proceeds from the sale of stock pursuant to Options granted under the Plan shall constitute general funds of Corcom.

8.   No Implied Covenants.

     No employee or other person shall have any claim or right to be granted an Option under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of Corcom or any subsidiary.

9.   Withholding.

     Corcom or the subsidiary which employs a participant under this Plan, as the case may be, may take such action as it deems necessary or appropriate for the withholding of any taxes which Corcom or such subsidiary is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the grant or exercise of Options. Such action may include, but shall not be limited to, the withholding of all or any portion of the shares of stock subject to such Option until the participant reimburses Corcom or its subsidiary for the amount which Corcom or such subsidiary is required to withhold with respect to such taxes.

10.  Adjustment Upon Changes in Stock.

     If any change is made in the stock subject to the Plan, or subject to any Option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise) appropriate adjustments shall be made by the Board of Directors as to the kind and maximum number of shares subject to the Plan, and the kind and number of shares and price per share of stock subject to outstanding Options.

11.  Amendment of the Plan.

     The Board of Directors at any time, and from time to time, may amend the Plan, subject to the limitation, however, that, except as provided in paragraph 10 (relating to adjustments upon changes in stock), no amendment shall be made, except upon approval by vote of a majority of the outstanding shares of Corcom, which will:

          (a) Increase the number of shares reserved for Options under the Plan; or

          (b) Reduce the Option price below 100% of fair market value at the time an Option is granted.

12.  Termination or Suspension of the Plan.

     The Board of Directors at any time may suspend or terminate the Plan. Unless previously terminated by the Board, this Plan shall terminate on March 1, 2007.

     Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by, suspension or termination of the Plan, except by consent of the person to whom the Option was granted.

13.  Effective Date.

     Subject to approval by the holders of a majority of the shares of Corcom prior to May 31, 1997, this Plan shall become effective as of March 6, 1997.